                                                                    EXHIBIT 23.2








                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
The Safety Fund Corporation:

We consent to incorporation by reference in the registration statement on Form S-4 of CFX Corporation of our report dated January 22, 1996, relating to the consolidated balance sheets of The Safety Fund Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1995 annual report on Form 10-KSB of The Safety Fund Corporation and to the reference to our Firm under the heading "Experts" in the registration statement.


                                                 /s/ KPMG Peat Marwick LLP
                                               -----------------------------
                                                     KPMG Peat Marwick LLP


Boston, Massachusetts
April 25, 1996